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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT



        Pursuant to Section 13 or 15(d) of the Securities Exchange Act. Date of Report (Date of earliest event reported): May 3, 1994


                           COMMERCIAL INTERTECH CORP.
             (Exact name of registrant as specified in its charter)


           Ohio                         0-588              34-0159880
       (State or other jurisdiction   (Commission        (I.R.S. Employer
       of incorporation)           File Number)       Identification No.)


            1775 Logan Avenue, Youngstown, Ohio               44501
          (Address of principal executive offices)          (Zip Code)



       Registrant's telephone number, including area code (216) 746-8011
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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION OF ASSETS

THE ACQUISITION

     On May 3, 1994 (the "acquisition date"), Commercial Intertech Corp. ("TEC" or "Commercial Intertech") acquired pursuant to a Purchase Agreement (the "Agreement")* all of the outstanding common stock of Hydraulic Rochlitz GmbH ("HR") and Sachsenhydraulik GmbH Chemnitz ("SHC"). The two hydraulic companies are known as ORSTA Hydraulik.
The stock was acquired from the Treuhandanstalt ("THA"), the regulatory agency of the Federal Republic of Germany responsible for the privatization of the former East German state-owned enterprises.
TEC will account for the acquisition as a purchase transaction.

     Under terms of the Agreement, TEC will tender no financial consideration to acquire the shares of HR and SHC but will receive, in addition to the net business assets of the two companies, cash contributions from the THA in the amount of 59.0 million Deutsche marks (approximately U.S. $36.0 million) to fund pre-existing capital investment programs and to cover estimated operating losses over a period of two years. This additional consideration was negotiated with the Treuhandanstalt based on the financial position of the acquired companies as of January 1, 1994 (the "measurement date"). Cash contributions available to Commercial Intertech on the acquisition date will be equal to the negotiated total less amounts consumed by the operations of HR and SHC during the interim period between the measurement and acquisition dates. These contributions will be paid to Commercial Intertech in installments during 1994 and 1995. Commercial Intertech will make certain capital investments to expand the business in future periods.

     Commercial Intertech also agreed to the following obligations and guarantees with respect to the operation of the acquired businesses:

        a) to maintain a minimum employment level for a period of three years; the level stipulated by the Agreement is considered by TEC to be reasonable and necessary for the intended use of the business,

        b)  to invest 39.0 million Deutsche marks (approximately
            U.S. $23.6 million) in capital programs over a period of four years,

        c) to continue to operate the businesses for a minimum of five years, and

        d) to refrain from selling or transferring acquired land and building for a period of six years.

* The following description of the terms of the Agreement is qualified in its entirety by reference to the Agreement which is being filed as an exhibit to this Current Report on Form 8-K.
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     There exists no material relationship between TEC and any of HR,
SHC and the Treuhandanstalt or between any affiliates, directors or officers or associates of such directors or officers of TEC and any of HR, SHC or the Treuhandanstalt.

     ORSTA Hydraulik has been a manufacturer of hydraulic cylinders, piston and gear pumps, and industrial valves and its assets consist of receivables, inventory, and property plant and equipment. ORSTA will provide complementary products, engineering expertise and enhanced production capabilities to Commercial Intertech. TEC intends to continue such use of the companies.


BACKGROUND INFORMATION

        The Treuhandanstalt assumed ownership and control of the hydraulic manufacturing facilities in 1990 after the reunification of Germany. The facilities were part of a monopolistic combine, which included a third hydraulic component manufacturing facility. The THA established limited liability corporations for each of three manufacturing facilities. In addition, a holding company, 100% owned by the THA, was formed to own 100% of the three limited liability corporations and to manage the operations and market the products.

        HR and SHC owned and maintained non-manufacturing assets such as employee residences, vacation properties, sports and recreational facilities, and other entertainment facilities. The costs of maintaining and operating these facilities are included in the historical operating results of HR and SHC. The Treuhandanstalt purchased these facilities from HR and SHC prior to the acquisition by TEC.

        Subsequent to the assumption of control by the Treuhandanstalt, HR and SHC have continued to make significant sales to former East Block countries. The collection of the receivables for these sales was guaranteed by the
        Federal Republic of Germany under various foreign aid programs. The Treuhandanstalt has funded working capital and capital investment needs of HR and SHC, assuming
        control after German reunification in 1990.  The
        government financing was not indicative of financing
        a private entity could have obtained.  Also, in
        accordance with German government economic stimulus programs, the Treuhandanstalt maintained employment levels significantly in excess of the levels believed required to operate HR and SHC efficiently. The effect of these artificially high labor costs affected product pricing, inventory valuation, and operating results in the historical financial statements.
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        Independent of the Agreement, the Treuhandanstalt
        has commenced construction of a new building to house, in one location, the HR operations which previously were housed in three separate locations. The SHC was consolidated into one structure from the multiple structures maintained under the East German government. The other locations and structures are not being acquired by TEC. However, the significant costs associated with using and maintaining multiple locations and structures are included in the historical results of operations of HR and SHC.

        The effects of these transactions and costs cannot reasonably be separated from the historical financial statements of HR and SHC. Further, the indemnification of operating losses during the first two years after the date of acquisition will result in operating results which are not comparable to prior periods.

     Of the total 59.0 million Deutsche mark cash contribution to be received from the THA (as calculated on the measurement date), 51.5 million Deutsche marks (approximately U.S. $31.0 million) has been designated as an indemnification of estimated operating losses over a period of two years. The amount of operating loss indemnification available to TEC will be adjusted for cash consumed by the operations of HR and SHC between the measurement and acquisition dates. It has been determined that, under the principles of APB Opinion No. 16 and in accordance with the intent of the negotiated terms, such indemnification will be recorded as negative goodwill and subsequently amortized to income over the period benefitted. The timing of the expected losses by fiscal period has not yet been determined and information concerning the related amortization of negative goodwill by fiscal quarter will be filed within 60 days of the date hereof.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     Because the companies acquired operated in a different environment under the Treuhandanstalt control, Commercial Intertech requested and received from the staff of the Securities And Exchange Commission a waiver to file audited financial statements of HR and SHC for periods prior to the consummation of the acquisition. Audited balance sheets as of April 30, 1994 are being prepared. Due to changes in accounting from German to U.S. GAAP and in applying purchase accounting guidelines to the April 30 balance sheet, the audited financial balance sheets cannot be provided at this time. The audited balance sheets will be filed within 60 days of the date hereof.

(b)  Pro Forma Financial Information

     Pro Forma Balance Sheet of TEC as of April 30, 1994, cannot be provided until such time as the audits of HR and SHC have been completed. Such Pro Forma Balance Sheets will be filed within 60 days of the date hereof.

(c)  Exhibits

     1) Purchase Agreement between Treuhandanstalt and TEC dated as of May 3, 1994.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  COMMERCIAL INTERTECH CORP.
                                 (Registrant)


Date:  May 17, 1994

                                 /s/ Philip N. Winkelstern
                                 ___________________________________
                                 Philip N. Winkelstern
                                 Senior Vice President and
                                    Chief Financial Officer